Exhibit 23.2

CONSENT OF DEGOLYER AND MACNAUGHTON
DEGOYLER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244
June 30, 2016
Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas 78258
Ladies and Gentlemen:
We hereby consent to the incorporation by reference of information taken from our “Report as of December 31, 2015 on Reserves and Revenue of Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2014 on Certain Properties owned by Abraxas Petroleum Corporation,” and “Appraisal Report as of December 31, 2013 on Certain Properties owned by Abraxas Petroleum Corporation”, which appear under the sections “Item 1-Business General”, “Item 2-Properties”, “Primary Operating Areas”, and “Reserves Information” in the Abraxas Petroleum Corporation Annual Report on Form 10-K for the year ended December 31, 2015, and our letter report dated February 8, 2016, which appears in the Abraxas Petroleum Corporation Annual Report on Form 10-K for the year ended December 31, 2015 as Exhibit 99.1 and in the Registration Statement on Form S-4 of Abraxas Petroleum Corporation dated June 30, 2016.
Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DEGOYLER AND MACNAUGHTON
Texas Registered Engineering Firm F-716